SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2002

                              Iron Mask Mining Co.
                              --------------------
             (Exact name of registrant as specified in its charter)


         Idaho                       000-30065                  Unavailable
         -----                       ---------                  -----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
of incorporation)                                         Identification Number)

656 Cedar Street, Ponderay, Idaho                           83852
----------------------------------                          -----
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:


ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

     On March 1, 2002, the Company entered into merger agreements with Intrepid Engineering Services, Inc., an Idaho corporation ("Intrepid") and Western Technology and Management, Inc., an Idaho corporation ("Western"). The Articles of Merger were filed March 25, 2002 with the Secretary of State of Idaho. Intrepid and Western shall be surviving corporations, wholly-owned subsidiaries of Iron Mask.

     As consideration for the Intrepid merger, all outstanding shares of Intrepid stock, and other rights to acquire Intrepid stock, will be exchanged for 3,993,575 shares of Iron Mask common stock. This will result in the Intrepid shareholders having 5.058% of the outstanding shares of Iron Mask.

     As consideration for the Western merger, all outstanding shares of Western stock, and other rights to acquire Western stock, will be exchanged for 21,006,425 shares of Iron Mask

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common stock. This will result in the Western shareholders having 26.603% of the outstanding shares of Iron Mask.

     The shares will be issued from the authorized but unissued shares of Iron Mask. Further details of the mergers are detailed in the merger agreements attached as exhibits.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

ITEM 5.  Other Events.

None.

ITEM 6.  Resignations of Registrant's Director's

None.

ITEM 7.  Financial Statements and Exhibits.

Exhibit 1 -       Intrepid Merger Agreement
Exhibit 2 -       Western Merger Agreement
Exhibit 3 -       Dissenter's Rights

ITEM 8.  Change in Fiscal Year.

None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            IRON MASK MINING CO.


                                                            /s/ Dennis D. Kaiser
                                                            --------------------
                                                                   President/CEO

Date: April 8, 2002


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